Exhibits 5.4 and 23.5

Tiffany H. Brunson	7900 Legacy Drive
Vice President, Legal & General Counsel	Plano, TX 75024

July 19, 2023

FedEx Corporation
942 South Shady Grove Road
Memphis, Tennessee 38120

Ladies and Gentlemen:

I am the Vice President, Legal & and General Counsel of FedEx Office and Print Services, Inc., a Texas corporation (“FedEx Office”), and have acted as such in connection with the preparation and filing by FedEx Corporation, a Delaware corporation (the “Company”), FedEx Office, and the other Guarantors (defined below) of a Registration Statement on Form S-3 (the “Registration Statement”) and each prospectus contained therein (each, a “Prospectus”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, by the Company of the following securities:

(i)	the Company’s debt securities (the “Debt Securities”), together with the guarantees thereof (the “Guarantees”) by the guarantors named in the Registration Statement (the “Guarantors”), to be issued in one or more series pursuant to an indenture, dated as of October 23, 2015, between the Company, the Guarantors, and U.S. Bank Trust Company, National Association, as successor trustee (as amended and supplemented as of the date hereof, the “Indenture”);

(ii)	the Company’s common stock, par value $0.10 per share; and

(iii)	pass-through certificates of, and the Company’s guarantees of equipment notes to be issued by, Federal Express Corporation or one or more owner trustees and to be held by one or more pass-through trusts, to be issued in one or more series pursuant to a pass-through trust agreement, dated as of August 13, 2020, between Federal Express Corporation, the Company’s wholly owned subsidiary, and Wilmington Trust Company, as pass-through trustee.

In connection with the opinions expressed below, I have examined, or caused to be examined by attorneys under my supervision, originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, each Prospectus, FedEx Office’s articles of incorporation, as amended, and bylaws, and such agreements, documents, certificates, and statements of government officials and other papers as I have deemed necessary or advisable as a basis for such opinions. In such examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as certified, conformed, photostatic, electronic, or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents and documents to be executed, I have assumed (i) that the parties thereto (other than FedEx Office) had or will have the power, corporate or otherwise, and authority to enter into and perform all obligations thereunder, (ii) the due delivery by such parties of such documents, and (iii) that such documents constitute or will constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein, which I have not independently established or verified, I have relied upon statements and representations of officers and representatives of FedEx Office.

Based upon the foregoing, it is my opinion that:

1.	FedEx Office is a corporation validly existing and in good standing under the laws of the State of Texas.

2.	FedEx Office has the corporate power under the laws of the State of Texas to create, enter into, and perform its obligations under its Guarantee of any Debt Securities that may be issued by the Company pursuant to the Indenture and the Registration Statement.

3.	The Indenture has been duly and validly authorized, executed, and delivered by FedEx Office.

I am qualified to practice law in the State of Texas, and the foregoing opinion is limited to the laws of the State of Texas.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Legal Matters” in each Prospectus. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Davis Polk & Wardwell LLP, special counsel to the Company, may rely upon this opinion in rendering its opinion of even date herewith.

This opinion is expressed as of the date hereof and I undertake no, and disclaim any, obligation to advise you (or any third party) of any subsequent change in or development of law or fact that might affect the matters, conclusions, statements, or opinions set forth herein.

Sincerely,

/s/ Tiffany H. Brunson
Tiffany H. Brunson
Vice President, Legal & General Counsel FedEx Office and Print Services, Inc.

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